Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-59761


PROSPECTUS SUPPLEMENT TO
PROSPECTUS DATED JULY 31, 1998


                         THE HAIN CELESTIAL GROUP, INC.


                                  Common Stock

     Argosy Investment Corp., one of the parties named as a selling stockholder in our prospectus dated July 31, 1998, distributed warrants to purchase 36,667 shares of our common stock (the "Warrants") to Andrew R. Heyer, one of our directors, in April 2000.

     Mr. Heyer beneficially owns 314,034 shares of our common stock (including 126,000 shares of common stock issuable under our directors' stock option plans and the 36,667 shares issuable upon the exercise of the Warrants).

     The 36,667 shares of common stock issuable upon the exercise of the Warrants will be offered for the account of Mr. Heyer.

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     See "Risk Factors" in the accompanying prospectus and in the documents incorporated by reference therein for a discussion of certain factors which should be considered in an investment of securities offered hereby.

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    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

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           The date of this prospectus supplement is October 6, 2004.

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